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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 27, 1997



                             RENAL CARE GROUP, INC.
             (Exact name of registrant as specified in its charter)




    Delaware                    0-27640                      62-1622383
    --------                    -------                      ----------
 (State or other              (Commission                 (IRS Employer
 jurisdiction of             File Number)               Identification No.)
 incorporation)



             West End Avenue, Suite 800, Nashville, Tennessee 37203
             ------------------------------------------------------
         (Address, including zip code, of 1principal executive offices)

                                 (615) 321-2333
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 27, 1997, Renal Care Group, Inc. (the "Company"), through an indirect wholly owned subsidiary, RCG Indiana, L.L.C., acquired substantially all of the assets (the "Assets") of Eastern Indiana Kidney Center, Indiana Kidney Center, Indiana Kidney Center South, LLC, St. Vincent Dialysis Center, Saint Joseph Dialysis Center and Indiana Dialysis Services, P.C. (collectively, "Sellers") pursuant to an Asset Purchase Agreement dated March 27, 1997 (the "Agreement"), with an effective date of February 1, 1997. The Assets consist of all accounts receivable from the effective date, inventory, equipment, patient lists, goodwill, leases, contracts and other assets used in the operation of seven renal dialysis centers located in the Indianapolis, Richmond, Kokomo and Greensburg Indiana areas.

         The consideration for the Assets consisted of cash of approximately $24.8 million, 216,542 shares of common stock of the Company and certain assumed liabilities enumerated in the Agreement, as determined based upon negotiations with the Sellers and the fair market value of the Assets as a going concern. The Company financed the cash purchase of the purchase price from working capital.

         As part of the transaction, the Sellers and their owners (which included certain local area hospitals and physicians) entered into covenants not to compete, and four area hospitals assigned existing agreements to provide acute dialysis services. In addition, the Company entered into a medical director agreement with a physician group affiliated with the sellers to serve as Medical Director of the acquired facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired. The financial statements for the business acquistion referred to in Item 2 above are not included in this Form 8-K report and shall be filed by amendment not later than 60 days after the date this initial report on Form 8-K is required to be filed as provided by Item 7(a)(4).

         (b) Pro Forma Financial Information. The financial statements for the business acquistion referred to in Item 2 above are not included in this Form 8-K report and shall be filed by amendment not later than 60 days after the date this initial report on Form 8-K is required to be filed as provided by Item 7(a)(4).

         (c)      Exhibits.

         2.1 Asset Purchase Agreement dated March 27, 1997 by and among Renal Care Group, Inc., RCG Indiana, L.L.C., and Eastern Indiana Kidney Center, Indiana Kidney Center, Indiana Kidney Center South, LLC, St. Vincent Dialysis Center, Saint Joseph Dialysis Center and Indiana Dialysis Services, P.C. (collectively, "Sellers"), and the owners of the Sellers (Incorporated by reference from its Annual Report on Form 10-K for the year ended December 31, 1996 filed March 31, 1997).




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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RENAL CARE GROUP, INC.
                                          (Registrant)


                                        By:        /s/ Ronald Hinds
                                           -----------------------------------
                                        Title:  Executive Vice President and
                                        Chief Financial Officer

Date:  April 10, 1997











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